BY LAWS
                       STARDUST, INC. (A UTAH CORPORATION)
                       PRODUCTION - RECORDING - PROMOTION


                                   ARTICLE ONE
                                  CAPITAL STOCK

SECTION ONE: Share certificates, as approved by the Board of Directors, shall be issued to shareholders specifying the name of the owner, number of shares, and date of issue. Each certificate shall be signed by the President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.

SECTION TWO: Each shareholder shall be entitled to one vote per share of common stock, unless otherwise stated in Article of Incorporation.

SECTION THREE Transfer of shares of stock shall be in the transfer ledger of the corporation. Such transfers shall be done in person or by power of attorney. Transfers shall be completed on the surrender of the old certificate, duly assigned.

                                   ARTICLE TWO
                             SHAREHOLDER'S MEETINGS

SECTION ONE: The annual meeting of the shareholders shall be held on the 15th day of April of each year at Corporation Headquarters. If the stated day is a weekend day or a legal holiday, the meeting shall be held on the next succeeding day not a weekend day or a holiday.

                                                                    Exhibit 3.02
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SECTION  TWO:  The place of the  annual  meeting  may be changed by the Board of
Directors within or without the State of incorporation for any given year upon 14 days notice to the shareholders. Special meetings may be held within or without of the State of incorporation and at such time as the Board of Directors may fix.

SECTION THREE: Special meetings of the shareholders may be called at any time by the President or any holder(s) of at least twenty-five percent of the outstanding capital stock.

SECTION FOUR: Notice of any special meeting of the shareholders shall be given to all shareholders to their last known address by registered mail. Notice of any special meeting of the shareholders shall state the purpose of such meeting. Notice of a special meeting may be waived in writing either before or after such meeting.

SECTION FIVE: Unless otherwise provided by law or the Articles of Incorporation, all meetings of the shareholders, action may be taken by a majority vote of the number of sharer entitled to vote as represented by the shareholders present at such meeting. Directors shall be elected by a plurality vote. A quorum shall constitute one share over fifty percent of the outstanding shares entitled to vote as represented by the shareholders present at such meeting. No business may be transacted without the presence of a quorum. At any time during any shareholders meeting, if it is determined that a quorum is no longer present, the meeting shall be then adjourned.

                                                                    Exhibit 3.02
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SECTION SIX: Action may be taken by the shareholders without a formal meeting by consent, if such consent is executed in writing by all of the shareholders entitled to vote and if allowed under the laws of the State of incorporation.

                                  ARTICLE THREE
                                    DIRECTORS

SECTION ONE: The Board of Directors shall control the full and entire management of the affairs and business of the corporation. The Board of Directors shall adopt rules and regulations to manage the affairs and business of the corporation by resolution at special or the annual meeting. A quorum shall consist of a majority of the directors. Resolutions adopted and all business transacted by the Board of Directors shall be done by a majority vote of the directors present at such meetings.

SECTION TWO: The Board of Directors shall consist of 7 members to be elected by the shareholders at an annual meeting. The term of office shall be one year. Vacancies may be filled by the Board of Directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of shareholders.

SECTION THREE: The Board of Directors shall meet annually at the same place of the shareholders meetings immediately following the annual meeting of the shareholders. Special meetings of the Board of Directors may be called by the President or any two (2) directors on ten (10) days notice, or such other and further notice as required by the laws of the State of incorporation.

                                                                    Exhibit 3.02
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SECTION  FOUR:  Notice Of special or regular  meetings of the board of Directors other than the annual meeting of the Board of Directors, shall be made by mail to the last known address of each director. Such notice shall be mailed ten (10) days prior to such meeting and shall include time and place and reasons for the meeting. All other requirements of the laws of the State of incorporation for notices shall be followed.

SECTION FIVE: All directors of the corporation who are present at a meeting of the Board of Directors shall be deemed to have assented to action taken at such meeting as to any corporate action taken, unless a director who did not vote in favor on such action goes on record in the minutes as dissenting. In such a case, the dissenting director will not be deemed to having assented to the action taken.

SECTION SIX: Directors may be removed for cause by a majority vote at a meeting of the shareholders or Directors. Directors may be removed without cause by a majority vote at a meeting of the shareholders.

                                  ARTICLE FOUR
                                    OFFICERS

SECTION ONE: The officers of the corporation shall consist of a President, Secretary and Treasurer. All officers shall be elected by the Board of Directors and shall serve a term for compensation as fixed by the Board of Directors. The Board Of Directors may establish other offices as it may be deem fit.

                                                                    Exhibit 3.02
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SECTION TWO: The chief executive  officer shall be the President.  The president shall have management powers of the corporation. His duties shall include but are not limited to administration of the corporation presiding over shareholders meeting including general supervision of the policies of the corporation as well as general management. The President shall execute contracts, mortgages, loans and bonds under the seal of the corporation. The President shall have other powers as determined by the Board of Directors by resolution.

SECTION THREE: The Secretary shall keep the minutes of meetings of the Board of Directors and shareholder meetings. The Secretary shall have charge of the minute books, seal and stock books of the Corporation. The Secretary shall have other powers as delegated by the President.

SECTION FOUR: The Treasurer shall have the power to manage the financial affairs of the corporation. The Treasurer shall keep books and records of the financial affairs and make such available to the President and Board of Directors upon request. The Treasurer may make recommendations to the officers and directors in regard to the financial affairs of the corporation.

SECTION FIVE: The Vice-President, if one is appointed by the Board of Directors, shall have such powers as delegated to him by the President. Upon the inability to perform by the President, the Vice-President shall serve as President until such time as this President shall be able to perform or further action by the Board of Directors. The President shall be deemed unable to perform his duties upon written notification by the President of such inability or resignation to the Board of Directors that the President is unable to perform.

                                                                    Exhibit 3.02
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SECTION SIX:  Vacancies  shall be felled by the Board of  Directors.  Until such time as vacancies are filled the following rules of succession shall apply without regard to Section Five of this Article. The Vice-President shall act as President, the Treasurer shall act as Secretary, and the Secretary shall act as Treasurer.

SECTION SEVEN: Assistants to officers may be appointed by the President. These duties shall be those delegated to them by the President or the board of Directors.

SECTION EIGHT: Compensation of the officers shall be determined by the Board of Directors.


                                  ARTICLE FIVE
                    CONTRACTS AND INSTRUMENTS OF INDEBTEDNESS

SECTION ONE: No contracts or any instrument of indebtedness shall be executed without approval by the Board of Directors by resolution. Upon such resolution, the President shall be authorized to execute contracts or Instruments of indebtedness as specified in the resolution.

SECTION TWO: All checks, drafts or other instruments of indebtedness shall be executed in the manner as determined by the Board of Directors by resolution.

                                                                    Exhibit 3.02
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                                   ARTICLE SIX
                                 CORPORATE SEAL

The seal of the corporation shall be provided by the Board of Directors by resolution. The seal shall be used by the President or other officers of the Corporation as provided for in these By-Laws.


                                  ARTICLE SEVEN
                                    AMENDMENT

These By-Laws may be amended from time to time by a majority vote of the Board of Directors or by a majority vote of the shareholders. These By-Laws may be repealed and new By-Laws established in the same manner as amendments. These By-Laws will continue in full force and effect until amended or repealed and replaced by new By-Laws.

                                  ARTICLE EIGHT
                                    DIVIDENDS

The Board of Directors may from time to time declare dividends to the shareholders. These distributions may be in cash or property. No such dividends may be made out of the capital of the corporation.

                                                                    Exhibit 3.02
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                        RESOLUTION OF BOARD OF DIRECTORS
                                       OF
                          THE HARTCOURT COMPANIES, INC.



         Resolved, that the Board of Directors of The Hartcourt Companies, Inc., in accordance with Article Seven of the corporation's By-Laws, hereby amend Article Three, Section Two of the By-Laws as follows:

                                  ARTICLE THREE

SECTION TWO: The Board of Directors shall consist of five (5) members to be elected by the shareholders at an annual meeting. The term of office shall be one year. Vacancies may be filled by the Board of directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of shareholders.



Date:  Dec. 2, 1996                            /s/ Dr. Alan V. Phan
                                               --------------------------
                                               Dr. Alan V. Phan, Chairman

                                               /s/ Frederic Cohn
                                               --------------------------
                                               Frederic Cohn, Director

                                               /s/ Kenneth Silva
                                               --------------------------
                                               Kenneth Silva, Director

                                               /s/ Michael L. Caruana
                                               --------------------------
                                               Michael L. Caruana, Director

                                               /s/ James De Rosa
                                               --------------------------
                                               James De Rosa, Director

                                                                    Exhibit 3.03















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